UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 21, 2016, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, entered into a real estate sale agreement to purchase a portfolio of 21 office/flex/industrial buildings containing a total of 778,472 rentable square feet located on approximately 41 acres of land in Redmond, Washington (the “Westpark Portfolio”).  On April 13, 2016, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), entered into a real estate sale agreement with Calwest Industrial Properties, LLC (the “Seller”) to purchase the Westpark Portfolio. The Seller is not affiliated with the Company or the Advisor. On April 21, 2016, the Advisor assigned this real estate sale agreement to a wholly owned subsidiary of the Company for $1.0 million, which is the amount of the initial deposit paid by the Advisor.  Subsequent to the assignment, the Company is required to make an additional deposit of $5.0 million under the real estate sale agreement.
Pursuant to the real estate sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions.  There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $6.0 million of earnest money.
The contractual purchase price of the Westpark Portfolio is $128.0 million plus closing costs. The Company intends to fund the purchase of the Westpark Portfolio with proceeds from its offering of Series A debentures to Israeli investors.
The 21 buildings in the Westpark Portfolio were built between 1984 and 1992 and are currently 82% leased to over 100 tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (excluding rental abatements), for the tenants of the Westpark Portfolio is approximately $7.7 million. The current weighted-average remaining lease term for the tenants is approximately 3.1 years and the current weighted-average annual rental rate over the remaining lease term is $14.17 per square foot.
ITEM 8.01 OTHER EVENTS
The Company has announced that it has another prospective property in its investment pipeline with a purchase price of approximately $170 million.  The acquisition of this property is subject to customary due diligence and the Company cannot guarantee that such acquisition will ultimately occur.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. These statements depend on the due diligence performed on the above-mentioned properties by the Company’s advisor, the entry into a purchase agreement with respect to the above-mentioned additional property by the Company, the satisfactory completion of agreed upon closing conditions set forth in such purchase agreements, and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent periodic reports, as filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: April 21, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary